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                                                                   EXHIBIT 10.80
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                            HEALTHCARE COMPARE CORP.
                                 PPO AGREEMENT
                                      FOR
                GOVERNMENT EMPLOYEES HOSPITAL ASSOCIATION, INC.

THIS AGREEMENT is to be effective for GEHA Health Plan year commencing January 1, 1996 between HealthCare COMPARE Corp., a Delaware corporation ("HCCC"), and Government Employees Hospital Association, Inc., a Missouri corporation ("GEHA").

WHEREAS, HCCC provides preferred provider organization ("PPO") networks and managed transplant services to employers, insurance companies, and other payors on a national basis;

WHEREAS, GEHA sponsors federal employee health benefit plans under Contract Number CS-1063 with the federal Office of Personnel Management ("OPM"); and

WHEREAS, HCCC desires to provide its PPO networks and managed transplant services to GEHA pursuant to GEHA's contract with OPM and GEHA desires to receive such services from HCCC.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

                            ARTICLE 1.  DEFINITIONS

1.1 AFFORDABLE MEDICAL NETWORKS ("AMN") SERVICES means the AFFORDABLE Medical Networks, including the AFFORDABLE Select Network, and related services offered by HCCC to Covered Persons pursuant to this Agreement and described in Supplement A, attached hereto and incorporated herein. The AMNs are those networks of Contract Providers including but not limited to hospital networks and outpatient care networks ("OCN"). AMN Services do not include the Managed Transplant System Services.

1.2 AFFORDABLE SELECT NETWORK means a subset of AMN which, in comparison to AMN, offers greater discounts and channeling.

1.3 ATTENDING PRACTITIONER means the physician or other professional provider of Medical Services responsible for care being provided to a Covered Person.

1.4 CONTRACT PROVIDER means an Attending Practitioner, a hospital, or other medical provider that has entered into a Provider Agreement.

1.5 CONTRACT RATES means the rates for Medical Services specified in the Provider Agreement, in the form of per diems, case or procedure rates, discounts off charges, fee


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schedules, or other form of reimbursement.

1.6 COVERED PERSON means a Member or dependent of the Member, including those dependents eligible for or receiving benefits under Medicare Part B only. Covered Person does not include persons who are covered under Medicare Part A.

1.7 COVERED PERSON MEDICAL INFORMATION means any information, whether or not recorded in a tangible media, which relates directly or indirectly to a Covered Person's health status, medical condition and/or medical treatment.

1.8 COVERED SERVICES means those Medical Services provided to a Covered Person which are eligible for payment under the provisions of the Health Plan.

1.9 HEALTH PLAN means the contract, certificate, policy, health plan document, or any other document offered or sponsored by GEHA under which a Covered Person may be entitled to receive reimbursement for health care services.

1.10 MANAGED TRANSPLANT SYSTEM ("MTS") SERVICES means a system of services provided pursuant to this Agreement as described in Supplement B, attached hereto and incorporated herein, by HCCC to GEHA for eligible Covered Persons for transplant-related Medical Services at specially credentialed Contract Provider hospitals, which services include eligibility determination and comprehensive medical case management.

1.11 MEDICAL SERVICES means inpatient or outpatient services provided to a Covered Person by a Contract Provider.

1.12 MEMBERS means those federal employees or annuitants enrolled in the Health Plan, including those covered under Medicare Part B only. Member does not include persons who are covered under Medicare Part A.

1.13 METROPOLITAN STATISTICAL AREA ("MSA") means a geographic region defined by GEHA, but consistent with HCCC's network market-plan designations, in which Covered Persons reside and for which GEHA has selected AMN Services ("HCCC-MSA") and/or MTS Services, as identified in Appendix II, attached hereto and incorporated herein.

1.14 PER MEMBER PER MONTH ("PMPM") means a monthly calculation of those Members residing in MSAs for whom the AMN Services or MTS Services have been selected.

1.15 PROVIDER AGREEMENT means the agreement between HCCC and a Contract Provider for the delivery of Medical Services at Contract Rates.

1.16 SCHEDULE OF FEES means the fees for services offered under this Agreement as set forth in Appendix I, attached hereto and incorporated herein.




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                           ARTICLE 2.  HCCC SERVICES

2.1 AMN SERVICES. HCCC shall make AMN Services or, if available and requested by GEHA, the AFFORDABLE Select Network, available to Covered Persons within the HCCC-MSAs listed in Appendix II upon the terms and conditions of this Agreement, including Supplement A and the Appendices hereto.

2.2 MTS SERVICES. HCCC shall make MTS Services available to Covered Persons within the HCCC-MSAs listed in Appendix II upon the terms and conditions of this Agreement, including Supplement B and the Appendices hereto. GEHA acknowledges that HCCC, at GEHA's request, has previously modified its standard criteria for MTS Services participation.

2.3 OTHER HCCC SERVICES. HCCC shall make the following services available to GEHA if selected in Section 1.2 of Supplement A, upon the terms and conditions of this Section 2.3, Supplement A, and Appendix I - Schedule of Fees.

      2.3.1 PPO INFOLINE. HCCC shall make available to Covered Persons the PPO InfoLine. GEHA may terminate its use of the PPO InfoLine at any time upon no less than one hundred and eighty (180) days prior written notice to HCCC.

      2.3.2 PPO INFOLINE CONFIRMATION. HCCC shall make available, in writing, to Covered Persons the PPO InfoLine Confirmation.

      2.3.3 ANALYTIC AND PROGRAMMING SERVICES. HCCC shall provide GEHA with up to two hundred (200) hours per year of specialized analytic and programming services. These services are above and beyond HCCC's standard reporting package to GEHA, which includes monthly repriced claims data, monthly Provider InfoLine reports, Contract Provider bulletins, Provider Fee Schedules.

      2.3.4 EDI SERVICES. Upon request, HCCC shall reprice all hospital claims received from Covered Persons, including non-Contract Provider hospitals, and shall submit such repriced claims electronically to GEHA.

      2.3.5 PRINTED CONTRACT PROVIDER DIRECTORIES. HCCC shall make available to GEHA applicable printed contract Provider Directories for distribution to Covered Persons.

      2.3.6 MANAGEMENT INFORMATION SYSTEM ("MIS") REPORTS. At no additional cost to GEHA and based on an agreed-upon production date, HCCC shall prepare and deliver up to twenty (20) copies of HCCC's standard MIS Reports.






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      2.3.7  ADDITIONAL REQUESTED SERVICES.  GEHA may request HCCC to provide certain additional services including but not limited to assistance in legal or administrative hearings and services related to transition activities at the time of termination. Within fifteen (15) business days following receipt of GEHA's request, HCCC will notify GEHA of HCCC's response to GEHA's request. HCCC shall charge its then customary consulting fee for the additional services.

2.4 PERFORMANCE STANDARDS. HCCC shall pay GEHA liquidated damages for HCCC's failure to meet the performance standards set forth in Appendix III, in accordance with the Schedule set forth in Appendix III.

                           ARTICLE 3.  NETWORK USAGE

3.1 EXCLUSIVE DIRECTED NETWORK. HCCC shall be GEHA's exclusive directed vendor of medical networks and managed transplant services for the selected MSAs. The MSAs identified in Appendix III shall represent at least eighty percent (80%) of GEHA's 1995 Members for 1996. GEHA shall encourage Covered Persons to use Contract Providers for health care services. Nothing in this Agreement shall prohibit GEHA from utilizing non-directed managed care or cost-containment programs within any MSA provided that such use does not interfere directly or indirectly with the contractual relationships between HCCC and Contract Providers.

3.2 SELECTION OF AFFORDABLE MEDICAL NETWORKS. GEHA may add or delete the AMN Services from any HCCC-MSA upon written notice to HCCC no later than June 30th of each year and to take effect on January 1st of the following year. Such notice shall identify the PPO vendor or vendors intended to replace HCCC. In lieu of an AMN, GEHA may select the AFFORDABLE Select Network upon terms and conditions prescribed by HCCC at the fees set forth in Section I of Appendix I
- Schedule of Fees.

3.3 DELETION OF CONTRACT PROVIDERS. GEHA may delete the names of Contract Providers from any AMN-related information communicated to Covered Persons by providing ninety (90) days prior written notice to HCCC, unless otherwise obligated by OPM.

3.4 EFFECT OF TERMINATION. GEHA shall not solicit, or direct or allow any third party to solicit on its behalf, any Contract Provider for the purpose of providing health care services to Covered Persons during the term of this Agreement; provided, however, that upon notice of termination of AMN services from any HCCC-MSA, this provision shall not apply during the period commencing one hundred and eighty (180) days prior to the effective date of termination. At all times, GEHA shall comply with the terms of Article 9 with respect to any Confidential Information acquired under this Agreement, including the provision of data and information to any PPO vendor for any purpose.




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                             ARTICLE 4.  PAYMENT


4.1 SCHEDULE OF FEES. GEHA shall pay HCCC monthly fees for AMN Services and MTS Services on a PMPM (per Member per month) basis, which fee shall be based upon the percentage of Members located within the HCCC-MSAs. The fees due will be determined according to the Schedule of Fees attached as Appendix I. On or before the twentieth (20th) day of each month, GEHA shall report in writing to HCCC the number of Members as of the first day of each month and shall include with such report GEHA's payment to HCCC of the total fee due HCCC for the reported month. By July 1 of each year, GEHA shall provide HCCC with any corrections to the number of Members who reside in selected MSAs during the current calendar year. Such corrections, if any, shall be used to adjust the PMPM for the preceding months. For those items for which HCCC sends invoices to GEHA, payment shall be made within twenty (20) days after receipt by GEHA of monthly invoices from HCCC; provided, however, that if GEHA disputes any items(s) on HCCC's invoice ("Disputed Invoice"), GEHA shall pay only the undisputed amounts within twenty (20) days. Each party shall use its best efforts to resolve the dispute within one hundred and eighty (180) days after the close of the current monthly period; at which time the reconciled amount, if any, is due HCCC or, if no resolution is achieved, the unpaid balance of the Disputed Invoice is due HCCC and the parties shall continue good faith dispute resolution efforts in a mutually agreed to neutral forum.

4.2 TAXES AND GOVERNMENT CHARGES. HCCC's fees do not include taxes or governmental charges. GEHA shall reimburse HCCC for any imposed and applicable sales, use, value-added, or other tax or government- or regulatory-agency charge based on transactions hereunder, exclusive of net income or corporate franchise taxes.

4.3 RIGHT TO INSPECT. In addition to each party's rights under Article 5, HCCC shall have the right to inspect GEHA's books and records to verify the accuracy of HCCC fees which are calculated on a per capita, per case, or hourly basis and GEHA shall have the right to inspect HCCC's books and records to verify the accuracy of liquidated damage payments, if any, to GEHA. Each party may conduct such inspections, at no charge, during normal business hours and upon seven (7) days advance written notice.

4.4 LATE PAYMENTS. Payments due under this Agreement which are more than fifteen (15) days in arrears shall bear interest at the rate of one and one-half percent (1 1/2%) per month. In addition to interest, the owing party shall pay all expenses, costs, and charges relating to the collection, including attorneys' fees incurred, whether or not suit is filed for payment.

4.5 BONUSES. Annually, and no later than ninety (90) days following the end of the calendar year, GEHA shall pay HCCC any savings incentive bonus and/or utilization incentive bonus earned by HCCC in accordance with Appendix III, attached hereto and





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incorporated herein.

4.6 EFFECT OF TERMINATION. Termination of this Agreement shall not constitute a waiver or defense of either party's obligation to make payments due under this agreement.

                               ARTICLE 5.  AUDITS

5.1 AUDITS. Each party shall maintain records related to the provision of services under this Agreement. Subject to Article 9, each party shall have the right to audit the other's records which relate directly to the performance obligations, services, and calculation of incentives and liquidated damages provided for under this Agreement. Any such audit may be conducted during normal business hours and upon not less than thirty (30) days advance notice. The auditing party shall provide a copy of the final results of such audit to the audited party. Each party's right to audit the other's records shall continue for a period of not less than two (2) years after the date of discharge, end of treatment, or end of HCCC's services in relation to the specific episode of care. Audited records owned by a party are and shall remain the property of the that party. The auditing party shall pay the audited party for the costs of such audits in accordance with the fees set forth in Appendix I.

5.2 OPM AUDITS. With respect to OPM audits, GEHA shall comply with the notice and reporting requirements of Section 5.1 to the extent possible. Fees shall be waived for OPM audits lasting up to three (3) day per calendar year. Otherwise, GEHA shall pay HCCC's fees in accordance with the fees set forth in Appendix I.

                      ARTICLE 6.   EXCHANGE OF INFORMATION

6.1 REQUIRED INFORMATION. Upon request from HCCC, GEHA shall provide to HCCC, at GEHA's expense, information regarding Covered Persons, as well as any other information reasonably required to implement and operate the AMN Services and MTS Services ("Required Information"). Required Information includes but is not limited to paid claims tapes, information on the number and geographic distribution of Covered Persons, accurate and complete information necessary for HCCC to resolve issues related to Performance Standards, and information on the claims adjudication procedures. GEHA shall be solely responsible for the accuracy and timeliness of the Required Information. Any submission of Required Information which does not meet the requirements of this Article 6 or any failure to submit Required Information to HCCC within any reasonable requested time frames may delay or prevent Covered Persons from receiving HCCC's AMN Services and MTS Services or, for performance standard issues, shall delay the start of the time for resolution as provided in Appendix III. HCCC shall notify GEHA within thirty (30) days after submission of any identified deficiencies in the Required Information. The parties acknowledge that until such time as HCCC has received all requested information, HCCC may not be able to perform services pursuant to this Agreement.



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6.2 COMMUNICATION MATERIALS.  All communications to Covered Persons and other third parties concerning services under this Agreement are subject to the terms of this Section 6.2.

      6.2.1 HCCC-APPROVED INFORMATION. HCCC shall provide GEHA with descriptive information, pre-approved by HCCC, regarding HCCC's AFFORDABLE Medical Networks and MTS Services and, subject to OPM approval, GEHA shall use that information in all general communications regarding these services. GEHA may propose alternative language for approval by HCCC. Any communications from GEHA which contain information other than the HCCC pre-approved descriptive information are not authorized by HCCC.

      6.2.2 GEHA-APPROVED INFORMATION. Any written or printed material prepared for general circulation by HCCC relating to GEHA's services or obligations under this Agreement which is to be published, disseminated, released, or prepared for distribution by HCCC to Covered Persons or to the general public will be released only after consultation with and approval by GEHA, which approval shall not be unreasonably withheld.

                       ARTICLE 7.  REGULATORY COMPLIANCE

HCCC and GEHA shall comply with all laws and regulations applicable to their respective business activities and/or their respective obligations under this Agreement, including laws and regulations governing the confidentiality of medical information. Further, HCCC shall comply with and be bound by the terms of GEHA's contract with and the policies of OPM as they relate to subcontractors of GEHA; provided, however, HCCC's obligation as set forth in this sentence shall not arise until after GEHA has given HCCC written copies of those terms and policies and HCCC has agreed in writing to such terms and policies.

                        ARTICLE 8.  TERM AND TERMINATION

8.1 TERM. The Initial Term of this Agreement shall be for two (2) years beginning on January 1, 1996 unless earlier terminated under Section 8.2. Following the Initial Term, this Agreement shall automatically renew for consecutive one (1) year terms, unless earlier terminated under Section 8.2.

8.2 TERMINATION. This Agreement may be terminated by written notice given by either party upon the occurrence of any of the following:

      8.2.1 Failure of either party to meet any material covenant, agreement, or obligation provided for in this Agreement ("Default") if the defaulting party has not cured the Default within forty five (45) days following receipt of written notice from the non-defaulting party; provided, however, that if GEHA fails to make any payment due
      HCCC under this Agreement, HCCC may terminate the Agreement if GEHA has not


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      paid HCCC within twenty (20) days following receipt of HCCC's written notice of nonpayment.

      8.2.2 Either party becomes insolvent, or is adjudicated as a bankrupt, or its business comes into possession or control of any trustee in bankruptcy, or a receiver is appointed for it, or it makes a general assignment for the benefit of creditors.

      8.2.3 Either party gives not less than one hundred and eighty (180) days written notice to the other party prior to the end of the Initial Term or any renewal term. Termination under this Paragraph 8.2.3 will be effective on the expiration date of the Initial Term or any renewal term.

8.3 OBLIGATIONS UPON TERMINATION. Upon the effective date of termination of this Agreement for any reason:

      8.3.1 Each party shall promptly pay to the other party all monies due hereunder;

      8.3.2 GEHA shall immediately cease to represent that HCCC is GEHA's provider of AMN and MTS Services and HCCC shall immediately cease to represent GEHA as a client of HCCC;

      8.3.3 HCCC shall promptly notify Contract Providers, in writing, and GEHA shall promptly notify Covered Persons, in writing, of such termination. GEHA shall mail to HCCC a copy of the notice to Covered Persons at the same time GEHA distributes such notice to Covered Persons;

      8.3.4 If either party fails to comply with the terms of this Agreement ("Noncomplying Party"), the Noncomplying Party shall reimburse the other for printing and mailing costs incurred for initial and final notifications to Contract Providers or Covered Persons, whichever applies, in MSAs described in Appendix II;

      8.3.5 Each party shall immediately cease to use the other party's documents, systems, logo-types, service marks, trademarks, trade names, methods, and techniques in any form;

      8.3.6 All covenants, agreements, and obligations of the parties under this Agreement shall end, except those expressly made to survive termination in Section 8.4; and

      8.3.7 Each party shall immediately return to the other party all records, reports, and data, including but not limited to Confidential Information as defined in Section 9.1.


8.4 EFFECT OF TERMINATION. Termination of this Agreement will not affect any rights or obligations hereunder which accrued prior to the effective date of the termination. The



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provisions of Articles 4, 5, 9, and 11, and Sections 8.3, 8.5, 10.2, 10.3,
and 11.13 shall survive the termination of this Agreement.

8.5 PAYMENTS TO PROVIDERS ON TERMINATION. Upon termination of this Agreement or termination of any selected MSA(s), GEHA shall immediately cease reimbursing Contract Providers at the Contract Rates; provided, however, that upon GEHA's request and for no more than six (6) months, HCCC shall continue to reprice hospital Contract Provider claims and allow GEHA to reprice OCN claims to Contract Rates for claims incurred but not reported, in accordance with
Section III of Appendix I - Schedule of Fees.

              ARTICLE 9.  CONFIDENTIAL AND PROPRIETARY INFORMATION

9.1 CONFIDENTIALITY. All confidential and proprietary information of a party including but not limited to the terms of this Agreement, information about fees, computer software, business procedures and manuals, data, review criteria, Contract Rates, information collected and/or reports prepared pursuant to this Agreement, and any other information that a party identifies as confidential and/or proprietary ("Confidential Information"), will not be disclosed without the prior written consent of the party owning the Confidential Information. Further, Confidential Information will be disclosed only to those persons or entities and only to the extent necessary to carry out the terms of this Agreement. Confidential Information will not be used in any way not specifically allowed under this Agreement. For purposes of this Agreement, Confidential Information will not include:

      9.1.1 Information generally available to or known to the public or lawfully obtained from third parties;

      9.1.2 Information known to the other party prior to the date of this Agreement which is not subject to other confidentiality restrictions;

      9.1.3 Information independently developed by the other party subsequent to completion of the term, including any renewals, of this Agreement;

      9.1.4 Information provided to the other party with the intention that it be published, disseminated, released, or distributed by the other party to Covered Persons, Contract Providers, or the general public; and

      9.1.5 Subject to Paragraph 6.2.1, information about fees used in presenting sales materials and quotations to GEHA's customers and prospective customers regarding AMN Services and MTS Services.

9.2 REMEDIES. The parties recognize that no remedy at law may be adequate compensation for a breach of the provisions of this Article 9. Therefore, the parties agree that each party will be entitled to seek temporary and permanent injunctive relief against the

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other in addition to all other remedies to which either party is entitled. Such temporary or permanent injunctive relief may be granted without bond, which each party does hereby waive.

                    ARTICLE 10.  INSURANCE & INDEMNIFICATION

10.1 INSURANCE. Each party shall, so long as coverage is available in the market and at a reasonable cost within each party's judgment, at all times for the term of this Agreement maintain in effect professional liability insurance in an amount not less than $2,000,000. Each party shall provide the other with a certificate of insurance from the parties respective insurance carriers, which certificate shall contain a provision that such insurance will remain in effect until the other party receives not less than thirty (30) days prior written notice of termination.

10.2 INDEMNIFICATION OF HCCC. Should HCCC incur any costs, expenses, judgments, damages, liabilities, legal fees, or other reasonable costs of litigation or defense of any claim (collectively, "costs or liabilities"), whether in settlement of any cause of action or threatened cause of action, which settlement GEHA approves, or as a result of an order or judgment of a court of competent jurisdiction which costs or liabilities shall not result or arise from any negligence or intentional act of misconduct of HCCC but shall arise solely from failure or refusal of GEHA to pay health care benefits. GEHA agrees to indemnify, hold harmless and reimburse HCCC to the extent of any such costs or liabilities.

10.3 INDEMNIFICATION OF GEHA. Should GEHA incur any costs, expenses, judgments, damages, liabilities, legal fees, or other reasonable costs of litigation or defense of any claim (collectively, "costs or liabilities"), whether in settlement of any cause of action or threatened cause of action, which settlement HCCC approves, or as a result of an order or judgment of a court of competent jurisdiction which costs or liabilities shall not result or arise solely from any negligence or intentional act of misconduct of GEHA but shall arise solely from HCCC's negligent credentialing of Contract Providers, HCCC agrees to indemnify, hold harmless and reimburse GEHA to the extent of any such costs or liabilities.

                        ARTICLE 11.  GENERAL PROVISIONS

11.1 LIMITED ROLE OF HCCC.

      11.1.1 MEDICAL SERVICES. HCCC does not provide, direct, control, or assume liability for the provision of Medical Services to Covered Persons. All decisions regarding Medical Services are made solely by the Attending Practitioner and the Covered Person. The rendering of Medical Services to a Covered Person and the results thereof are solely within the control of the Attending Practitioner and the Covered Person. Execution of this Agreement and the performance of its obligations shall not constitute an undertaking by HCCC to render any Medical Services, or to


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      assume or guarantee the results thereof to Covered Persons or that
      Medical Services will be rendered in accordance with generally accepted standards or procedures.

      11.1.2 PAYMENT. HCCC does not make compensability or payment determinations. The parties understand and agree that all decisions regarding the payment or denial of payment of medical benefits to Covered Persons is the responsibility of GEHA. HCCC is not responsible for payment of any benefits for Medical Services rendered to Covered Persons. HCCC is not responsible for reimbursement to GEHA for any reason, including but not limited to such services provided to a Covered Person by a former Contract Provider, whether or not HCCC has given notice to the GEHA of the termination of the Contract Provider.

11.2 INDEPENDENT CONTRACTORS. The relationship between the parties is that of independent contractors. Nothing herein is intended or will be construed to establish any employment, partnership, joint venture, or, except as provided herein, agency relationship between the parties. Each party will be solely responsible for the direction, control, and management of its subcontractors, agents, and employees.

11.3 THIRD PARTY RIGHTS. Unless otherwise stated herein, this Agreement is entered into by and between the parties hereto solely for their benefit. The parties have not created or established any third party beneficiary status or rights in any person or entity not a party hereto including but not limited to any Covered Person, subcontractor, or other third party, and no such third party shall have any right to enforce any right or enjoy any benefit created or established under this Agreement.

11.4 FORCE MAJEURE. Neither party will be responsible for, nor deemed in Default under this Agreement on account of any failure or delay in performance hereunder (except for failure to make payment when due) due to acts of God or governmental authority, strikes or labor disputes, fires, or any other cause beyond the control of the party.

11.5 AMENDMENT. This Agreement may be amended only upon written agreement of both parties.

11.6 GOVERNING LAW. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Illinois.

11.7 NONASSIGNMENT. Neither party shall have the right or power to assign any rights or obligations hereunder without the express written consent of the other party.

11.8 SUCCESSORS. This Agreement will be binding upon and inure to the benefit of the respective parties hereto, their successors, and permitted assigns.

11.9 ENTIRE AGREEMENT. This Agreement, including all exhibits, attachments, and




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amendments hereto, constitutes the entire agreement between the parties regarding HCCC's provision of AFFORDABLE Medical Networks and MTS Services and supersedes any prior agreement or understandings, whether oral or written, related to the services hereunder.

11.10 HEADINGS. The article, section, and paragraph headings, if any, are for convenience only and shall not be deemed to limit, define, or restrict the meaning or contents thereof.

11.11 TRADEMARKS. Neither party will in any way infringe upon or harm the rights of the other in its service marks, trademarks, copyrights, and other proprietary marks ("Trademarks"). Neither party will, without the prior written approval of the other, use any Trademark of the other party in conjunction with the use or provision of AFFORDABLE Medical Networks and MTS Services pursuant to this Agreement and, upon termination of this Agreement, each party will immediately cease any approved use of the Trademarks of the other party.

11.12 ILLEGALITY. If any provision of this Agreement conflicts with laws applicable hereto or under which this Agreement is construed, or if any provision of this Agreement shall be held partially or fully illegal or unenforceable by a court with jurisdiction over the parties to this Agreement, then this Agreement will be modified to conform with such laws or judicial determination and such provision will be construed and enforced only to such extent as it may be a legal and enforceable provision and all other provisions of this Agreement will be given full effect separately therefrom and shall not be affected thereby.

11.13 HIRING RESTRICTIONS. Except with the other party's written consent, for the term of this Agreement and for a period of twelve (12) months thereafter, neither party shall hire as an employee or consultant any employee of the other party. For the purpose of this Section 11.13, an "employee of the other party" is any current employee or any former employee whose employment terminated within the last twelve (12) month period.

11.14 NOTICES. Any notice required pursuant to this Agreement will be in writing and sent by registered or certified mail, return receipt requested, by fax with proof of delivery, or by nationally recognized private overnight carrier with proof of delivery, to the addresses of the parties set forth below in this Agreement. The date of notice shall be the date on which the recipient receives notice or refuses delivery. All notices shall be addressed as follows:


to HCCC:  HealthCare COMPARE Corp.
          3200 Highland Avenue
          Downers Grove, Illinois  60515
          Attn:  Edward L. Wristen
                 Executive Vice President, Risk Products
          CC:    Legal Department


to GEHA:  Government Employees Hospital Association, Inc.

                     17306 East 24 Highway
                     Independence, Missouri 64056
                     Attn:  President
                     CC:  Vice President, PPO Operations

11.15 EXECUTION. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement the day and date last written below by their duly authorized officers for and on behalf of said corporation.

Government Employees Hospital Association, Inc.

By:   Richard G. Miles

      Richard G. Miles
      ---------------------------------
      President

Date: 7-26-95
      ---------------------------------

HealthCare COMPARE Corp.

By:   Edward L. Wristen
      ---------------------------------

      Edward L. Wristen
      ---------------------------------
      Executive Vice President, Risk Products

Date:  7-31-95
      ---------------------------------

                                SUPPLEMENT A
                         AFFORDABLE MEDICAL NETWORKS

This Supplement A to the Agreement between HCCC and GEHA contains the terms and conditions under which HCCC has agreed to provide the AFFORDABLE Medical Networks and related services.

                             1.  AMN SERVICES


1.1 CONTRACT PROVIDERS. HCCC establishes and maintains various AFFORDABLE Medical Networks through Provider Agreements with Contract Providers for the delivery of Medical Services at negotiated rates. HCCC may at any time and in its sole discretion add or delete any Contract Provider(s) from any of its AFFORDABLE Medical Networks.

1.2 SELECTION OF SERVICES. HCCC shall make the following AFFORDABLE Medical Networks and information services available to Covered Persons at the fees, if any, set forth in the Schedule of Fees (indicate each selection with an "X"):

      [X] HOSPITAL NETWORK: A network of general acute care hospitals, psychiatric hospitals, chemical dependency facilities, and other facilities.

      [X] OUTPATIENT CARE NETWORK: A network of physicians and certain individual and institutional nonphysician providers, such as free-standing clinical laboratories and magnetic resonance imaging centers.

      [ ] PPO INFOLINE: A toll-free number service available to GEHA and Covered Persons offering current information on Contract Providers, including their names and addresses.

      [ ] PPO INFOLINE CONFIRMATION: A written confirmation of information communicated to callers on the PPO Infoline.

      [X] ANALYTIC AND PROGRAMMING SERVICES: Specialized services as determined by GEHA.

      [ ] EDI SERVICES: Electronic submission of repriced hospital claims from Covered Persons, including non-Contract Provider hospitals.

      [X] PRINTED CONTRACT PROVIDER DIRECTORIES: Bound directories listing the geographic locations of Contract Providers for each AFFORDABLE Network identified in Appendix II.

      [X] MANAGEMENT INFORMATION SYSTEM REPORTS: HCCC's standard reports which summarize the annual utilization and cost of medical services provided to Covered Persons, as well as the savings achieved as a direct result of the use of hospital Contract Providers.

                           2.  CONTRACT PROVIDERS

2.1 CREDENTIALING OF CONTRACT PROVIDERS. HCCC certifies that its Contract Providers meet the criteria established under HCCC's credentialing, recredentialing, and quality assurance procedures (for the purposes of this Section 2.1 only, "Credentialing Procedures"). If HCCC makes any material changes to its Credentialing Procedures, HCCC will notify GEHA within thirty
(30) days of the change. GEHA acknowledges that HCCC has previously modified its Credentialing Procedures at GEHA's request for certain Contract Providers that did not meet HCCC's standard criteria. Upon request, HCCC shall provide GEHA a copy of the description of HCCC's hospital and OCN quality assessment program.

2.2 PROVIDER AGREEMENTS. HCCC represents that Provider Agreements require Contract Providers to accept Contract Rates as payment in full for Covered Services and that Covered Persons shall only be billed for copayments and deductible amounts required by the Health Plan or for Medical Services which are not Covered Services.

2.3 BULLETIN OF CONTRACT PROVIDERS. HCCC shall furnish GEHA with a bulletin of all hospital network Contract Providers (monthly, on hard copy and, if available during the term of this Agreement, on magnetic tape) and HCCC shall continue to furnish GEHA with a bulletin of all OCN Contract Providers (monthly, on magnetic tape as previously provided) as applicable to each AFFORDABLE Medical Network identified in Appendix II. HCCC shall continue to furnish GEHA with a transmission of provider demographic data (quarterly, as previously provided and, if available during the term of this Agreement, monthly, at a fee to be determined in accordance with Appendix I, Schedule of Fees, if and when monthly service is made available). Any changes in Contract Providers, OCN Contract Rates, and/or procedure code listings shall be included on each bulletin. GEHA shall advise Covered Persons that Contract Providers may change without notice and that the Covered Person must confirm with the Contract Provider the Contract Provider's status.

2.4 NOTICE TO CONTRACT PROVIDERS. Periodically, HCCC shall notify Contract Providers of GEHA's selection of AFFORDABLE Medical Networks.


                      3.  PAYMENT TO CONTRACT PROVIDER

3.1 CLAIMS ADMINISTRATION. GEHA acknowledges that in the event that outcomes from third party utilization review services, which include certifications of medical necessity,

("Review Services") result in reduced or denied payments for Medical Services to any Contract Provider, the Contract Provider will not be obligated to accept the reduced or denied amount as payment in full. GEHA shall administer claims, including determining the compensability and amount of payments for Medical Services under the terms of the Health Plan. Specific claims administration duties which GEHA shall perform under this Agreement include all of the following:

      3.1.1 TIMELINESS OF PAYMENT. GEHA shall use its best efforts to pay each Contract Provider at the Contract Rates for all Covered Services within thirty (30) days of receipt of an accurate and complete bill. GEHA acknowledges that under the Provider Agreement, a Contract Provider may refuse to accept the Contract Rates as payment for Covered Services if payment of accurate and complete bills is not made within thirty (30) days.

      3.1.2 EXPLANATION OF PAYMENT. GEHA shall include on the explanation of payment to the Contract Provider the balance, if any, owed by Covered Person and a statement that reimbursement is subject to the Provider Agreement and GEHA shall provide HCCC with a copy of the proposed explanations of payment for review.

      3.1.3 DISPUTE RESOLUTION. Each party shall fully cooperate with the other in resolving disputes with Contract Providers by providing information and assistance as reasonably requested.

3.2 NOTICE OF NON-PAYMENT. GEHA shall promptly notify HCCC of its inability to meet its payment obligations to HCCC and Contract Providers, in which case, Contract Providers may cease providing services to Covered Persons at Contract Rates. Nothing within this Section 3.2 shall prohibit HCCC from deeming such failure to pay a Default under Paragraph 8.2.1. of the main body of this Agreement.

                            4.  CLAIMS REPRICING

4.1 HOSPITAL CLAIMS REPRICING. HCCC shall reprice each hospital Contract Provider claim submitted for Medical Services rendered to each Covered Person. GEHA shall identify and timely redirect to HCCC all hospital Contract Provider claims which have been submitted to GEHA instead of HCCC. HCCC shall reprice claims based upon the Contract Rates for Covered Services at each hospital Contract Provider and return each claim to GEHA either by a transmittal sheet or electronically, identifying the Contract Rate. At the end of each calendar month, HCCC shall generate a listing of hospital claims repriced during the month.

4.2 OCN CLAIMS REPRICING. GEHA shall perform OCN claims repricing. HCCC shall provide all necessary OCN Contract Provider data to GEHA for GEHA's repricing of OCN claims. GEHA shall incorporate OCN Contract Rate and procedure code changes within thirty (30) days of receipt of such information from HCCC. HCCC shall have the right to inspect GEHA's records subject to Article 5 of the main body of this Agreement to verify that OCN claims are appropriately priced and savings appropriately calculated for purposes of the Utilization Incentive Bonus identified in Appendix III. HCCC shall provide GEHA with any consulting services necessary to correct any errors; provided that GEHA shall pay HCCC its then-customary consulting fee for such services.

                     5.  HEALTH PLAN AND COMMUNICATIONS

5.1 FINANCIAL INCENTIVES. The Health Plan shall include financial incentives to Covered Persons to encourage the use of the AFFORDABLE Medical Networks for health care services covered by the Health Plan. GEHA acknowledges that under the Provider Agreement, a Contract Provider may refuse to accept patients at Contract Rates if the Health Plan does not include such financial incentives. GEHA shall provide HCCC with copies of its Health Plan at least thirty (30) days before any AMN becomes effective. Further, any revision to the Health Plan affecting the services provided under this Agreement shall be provided to HCCC at least fifteen (15) days before the revisions take effect.

5.2 COVERED PERSON ELIGIBILITY. GEHA shall use its best efforts to promptly verify a Covered Person's eligibility for Medical Services under the Health Plan, which verification shall be provided to Contract Providers during normal working hours, upon request. GEHA shall provide each Covered Person with a Health Plan identification card which contains information confirming Covered Person's eligibility to receive Contract Rates. GEHA acknowledges that Covered Person's failure to use the Health Plan identification card or to advise Contract Providers of AMN participation will cause an increased number of performance issues and may result in HCCC's not meeting certain Performance Standards set forth in Appendix III.

5.3 INFORMATION TO COVERED PERSONS. Subject to Section 6.2 of the main body of the Agreement, GEHA shall provide Covered Persons with information relative to the provision of AFFORDABLE Medical Networks and MTS Services and Covered Persons' obligations with respect thereto, unless prohibited by applicable law. Such information shall include the identification of all Contract Providers which are part of AMNs listed in Appendix II.

5.4 RESPONSE TO COVERED PERSON INQUIRIES. HCCC shall be responsible for responding to Covered Persons' questions concerning the services provided under this Agreement only so long as GEHA is receiving PPO InfoLine services. GEHA and not HCCC shall be responsible for responding to Covered Persons' questions concerning benefits and medical claims.

                           6.  MEDICAL REVIEW PROGRAM


6.1 NECESSITY. GEHA acknowledges that a medical review program is necessary to avoid furnishing of unnecessary services or days of inpatient care (cost shifting), and therefore shall agree to include Review Services, as defined in
Section 3.1 of this Supplement A, in the Health Plan. However, except as may be specifically provided for in this Agreement, HCCC shall have no responsibility for the delivery or results of such medical review program. If outcomes from Review Services result in noncertifications for Medical Services, the Health Plan may reduce or deny payments to Contract Providers; provided, however, that the Contract Provider may bill the Covered Person for the balance due. GEHA agrees that its Review Services shall not interfere with the relationships between HCCC and its Contract Providers.

6.2 NOTICE OF UTILIZATION REVIEW FIRM. GEHA shall provide written notice to HCCC of the name, address, and telephone number of the utilization review firm designated to provide services under the Health Plan. GEHA shall provide written notice to HCCC of any change in the designation of the utilization review firm and any material changes to the utilization review program at least ninety (90) days prior to the effective date of any such change.

                                  SUPPLEMENT B
                       MANAGED TRANSPLANT SYSTEM SERVICES

This Supplement B to the Agreement between HCCC and GEHA contains the terms and conditions under which HCCC shall provide MTS Services.

                      1.  MANAGED TRANSPLANT SYSTEMS (MTS)

1.1 PERFORMANCE. HCCC shall provide MTS Services for transplant-related Medical Services provided to Covered Persons within the fifty (50) United States or Puerto Rico at the fees set forth in Appendix I. HCCC case managers shall verify the appropriateness of the patient for the proposed procedure, coordinate care during the waiting period, review care arrangements and related services for the procedure and coordinate follow-up care for up to one year after the procedure. GEHA acknowledges that HCCC has previously modified its Credentialling Procedures at GEHA's request for certain Contract Providers that did not meet HCCC standard criteria.

1.2 NOTICE. HCCC shall notify GEHA in writing of its MTS-related activities. As appropriate, HCCC may also notify the Covered Person, the Attending Practitioner, and/or the hospital.

                              2.  HEALTH  PLAN

2.1 REQUIREMENTS. GEHA understands and agrees that in order for HCCC to provide its MTS Services, and subject to OPM approval, the Health Plan must include at least the following:

      2.1.1 A provision that coverage extends only to medically necessary transplant-related Medical Services.

      2.1.2 A provision that GEHA may obtain the services of an outside entity to provide MTS Services, including the evaluation of the medical necessity of and/or the appropriate setting for Medical Services. Further, the Health Plan must state that GEHA has the right to determine for payment purposes whether the Medical Services for which reimbursement is sought meet the Health Plan's definition of medical necessity.

      2.1.3 A provision that GEHA may, in its sole judgment and without waiver of any Health Plan provision, pay for services not otherwise covered under the terms of the Health Plan.

      2.1.4 A clear identification of the transplant procedures covered under and excluded from the MTS. Covered transplants may include any combination of the following transplant procedures: heart, heart/lung, lung, liver, kidney, kidney/pancreas, allogenic bone marrow and autologous bone marrow.

      2.1.5 A clear identification of the covered services for transplant patients in the MTS. Covered services should include at least the medically necessary costs associated with the following: a) pre-transplant evaluation; b) organ procurement including donor expenses;
      c) the transplant procedure; d) transplant-related follow-up care for up to one year; and e) pharmacy costs for immunosuppressant and other transplant-related medications.

      2.1.6 A clear description of the process the patient must follow to be eligible for the full level of benefits associated with the MTS including, at least, the following: a) the patient must contact HCCC prior to pre-transplant evaluation to enroll in the program and to arrange for redirection to a designated provider; b) coverage of the transplant must be authorized by GEHA or GEHA's designee in advance of the actual procedure being performed; and c) the patient must use one of the designated MTS providers.

2.2 FINANCIAL RESOURCES AND INCENTIVES. GEHA's MTS program shall include benefit incentives equal to or stronger (more incentive) than those contained in GEHA's 1995 Benefit Plan (FEHB, RI 71-6). If GEHA modifies any of the MTS benefit incentives it shall notify HCCC as soon as reasonably possible prior to such change and obtain HCCC's written acknowledgement that the benefit incentives are sufficient for GEHA to continue MTS services, as determined in HCCC's sole discretion.

                 3.  CONFIDENTIALITY OF MEDICAL INFORMATION

3.1 COVERED PERSON AUTHORIZATION. The parties acknowledge that in order for HCCC to perform services under this Agreement, Attending Practitioners may be required to furnish HCCC with Covered Person Medical Information. GEHA shall provide Covered Person with an authorization form for delivery to Attending Practitioners. The authorization form shall authorize the release to HCCC of Covered Person Medical Information and authorize HCCC to release Covered Person Medical Information to GEHA. If GEHA requests medical information from HCCC, such request shall constitute GEHA's representation and warranty that it has a valid authorization for HCCC to release the requested information.

3.2 CONFIDENTIALITY AND INDEMNIFICATION. HCCC and GEHA each shall maintain the confidentiality of Covered Person Medical Information in accordance with all applicable laws and regulations. Each party shall indemnify, defend and hold the other harmless from and against any and all liabilities, damages, claims, actions and costs (including, without limitation, attorneys' fees and expert witnesses' fees) which may arise out of the wrongful disclosure of any Covered Person Medical Information.

3.3 AUTHORIZATION FORM TO HCCC. Notwithstanding any other provision of this Agreement, HCCC may require CLIENT to provide a copy of a valid authorization form for the Covered Person whose medical information is sought or may require Covered Person to execute and deliver to HCCC a valid authorization prior to the release of the requested medical information.

                                   APPENDIX I
                                SCHEDULE OF FEES

I. AFFORDABLE MEDICAL NETWORKS ACCESS FEES(1)


Percentage of Members within all HCCC-MSAs(2)     PMPM
                                               (dollars)

96% and over .................................... 6.80
91-95%(3)........................................ 7.00
86-90%  ......................................... 7.20
81-85%  ......................................... 7.60
76-80%  ......................................... 7.90
71-75%  ......................................... 8.50
66-70%  ......................................... 8.80
61-65%  ......................................... 9.10
56-60%  ......................................... 9.40
51-55%  ......................................... 9.70
under 50% ...................................... 10.00

II.   MTS SERVICES                        $0.18 PMPM

III.  FEES FOR REPRICING TO CONTRACT RATES
      FOLLOWING TERMINATION OF ANY OR ALL MSAs(4)






Duration since termination             Percent of Base Month Fees
--------------------------             --------------------------
First month                                       100%
Second month                                       60%
Third month                                        20%
Forth month                                        10%
Fifth month                                         5%
Sixth month                                         5%



       (1) The AMN Access Fees listed apply to OCN and hospital AMNs, and AFFORDABLE Select Network.

       (2) The Percentage is calculated by dividing the total number of Members in HCCC-MSAs by the total number of GEHA enrolled members in all MSAs.

       (3) Fractions of a percent will be rounded down to the next whole number.

       (4) All fees in this Section III are percentages of the total HCCC fees charged for the last full calendar month of the terminated MSA(s)(Base Month").

IV.  ADDITIONAL FEES(5)



     HCCC Service                                                        PMPM
     ------------                                                        ----
                                                                    (in dollars)


Printed Contract Provider Directories                                    0.40(6)

PPO InfoLine                                                             0.35

Written InfoLine Confirmation                                            0.06

EDI Services                                                             0.19(7)

Analytic and Programming Services (200 hours only)                       0.01

Management Information Reports                                           0.00

Provider Demographic Data Transmission                   Fee to be determined

Additional Requested Services                            Fee to be determined




V. AUDIT FEES


HCCC Audit Fees                                 $1,200.00 per day or partial day

GEHA Audit Fees                                 $1,200.00 per day or partial day






       (5) Unless otherwise provided in this Agreement, the Additional Fees are limited to those services specified in this Agreement and the prices are applicable only if selected by September 30, 1995 for 1996, except for PPO InfoLine and Written InfoLine Confirmation which must be selected by August 1, 1995.

       (6) GEHA shall pay HCCC, upon receipt of invoice, all direct and indirect costs of printing and mailing Contract Provider directories not covered by the monthly payment and HCCC shall reimburse GEHA, upon receipt of all complete and final invoices, for any PMPM payment that exceeds HCCC's cost of printing and mailing; provided, however, that if the PMPM payment from GEHA is insufficient to cover such costs as incurred by HCCC, GEHA shall immediately advance amounts sufficient to cover such costs. GEHA may produce and print its own directory upon notice to HCCC, no later than July 1st of each year.

       (7) This fee is in addition to the applicable capitated fee listed in
Section I of this Schedule of Fees.

                         APPENDIX II: SERVICES PER MSA(1)


                       Outpatient                     Hospital  Outpatient
MSA  Hospital Network   Network    MTS Services  MSA  Network    Network    MTS Services
---  ----------------  ----------  ------------  ---  --------  ----------  ------------
AL          X              X            X        MT      X          X            X
AK          X              X            X        NE      X          X            X
AZ          X              X            X        NV      X          X            X
AR          X              X            X        NH      X          X            X
CA          X              X            X        NJ      X          X            X
CO          X              X            X        NM      X          X            X
CT          X              X            X        NY      X          X            X
DE          X              X            X        NC      X          X            X
DC          X              X            X        ND      X          X            X
FL          X              X            X        OH      X          X            X
GA          X              X            X        OK      X          X            X
HI          X              X            X        OR      X          X            X
ID          X              X            X        PA      X          X            X
IL(2)       X              X            X        PR      X          X            X
IN          X              X            X        RI      X          X            X
IA          X              X            X        SC      X          X            X
KS                                      X        SD      X          X            X
KY          X              X            X        TN      X          X            X
LA          X              X            X        TX      X          X            X
ME          X              X            X        UT      X          X            X
MD          X              X            X        VT      X          X            X
MA          X              X            X        VA      X          X            X
MI          X              X            X        WA      X          X            X
MN          X              X            X        WV      X          X            X
MO                                      X        WI      X          X            X
MS          X              X            X        WY      X          X            X

(1) For convenience, selected MSAs are identified by state. To the extent the selected MSAs do not comprise an entire state, the excluded MSAs shall be identified by footnote.

(2) For purposes of AMN Services only, the following Illinois MSA counties are excluded: Adams, Alexander, Bond, Brown, Calhoun, Cass, Champaign, Christian, Clark, Clay, Clinton, Coles, Crawford, Cumberland, DeWitt, Douglas, Edgar, Edwards, Effingham, Fayette, Ford, Franklin, Fulton, Gallatin, Greene, Hamilton, Hancock, Hardin, Iroquois, Jackson, Jasper, Jefferson, Jersey, Johnson, Lawrence, Livingston, Logan, McDonough, McClean, Macon, Macoupin, Madison, Marlon, Mason, Massac, Menard, Monroe, Montgomery, Morgan, Moultrie, Perry, Piatt, Pike, Pope, Pulaski, Randolph, Richland, St. Clair, Saline, Sangamon, Schuyler, Scott, Shelby, Union, Vermillion, Wabash, Washington, Wayne, White, and Williamson.

                     APPENDIX III: INCENTIVES AND STANDARDS


I. UTILIZATION INCENTIVE BONUS


GEHA shall pay HCCC an incentive bonus ("Utilization Bonus") equal to one percent (1%) of the total AMN Services fees (as set forth in Appendix I) for each full five percent (5%) increase in AMN utilization. The formula for determining the amount, if any, of the Utilization Bonus is as follows:

A. To determine a baseline, HCCC shall divide the 1995 number of dollars paid by GEHA to Contract Providers in HCCC-MSAs by the number of dollars paid by GEHA in 1995 to all providers within the HCCC-MSAs. The result shall be deemed the 1995 Percentage.

B. HCCC shall then apply the same formula in Paragraph A, except that HCCC shall replace 1995 dollars with 1996 dollars. The result shall be deemed the 1996 Percentage.

C. GEHA shall subtract the 1995 Percentage from the 1996 Percentage to arrive at the percent of increase or decrease in utilization, which result shall determine the amount, if any, of Utilization Bonus.

The above formula shall be applied to subsequent consecutive years by replacing "1995" in Paragraph A with the earlier, and "1996" in Paragraph B with the later, of two consecutive years. Utilization Bonuses may be earned only if GEHA has a positive membership growth during Open Season which becomes effective the following year within those HCCC-MCAs designated areas.


II. SAVINGS INCENTIVE BONUS

A. PMPM SAVINGS. If PMPM Savings (as calculated below) in one calendar year ("Measuring Year") exceed PMPM Savings in the calendar year two years earlier ("Comparison Year"), GEHA shall pay HCCC a bonus ("Savings Bonus") based on a percentage of the increase in PMPM Savings. 1996 shall be the first Measuring Year and the Savings Bonus shall be calculated annually thereafter.








                                    III-1

B. CALCULATION. PMPM Savings are calculated for any Measuring Year and Comparison Year using the following formula:

     (X + Y)  x .90
     --------------
         Z x 12


         Where:  X =  Annual hospital savings(1) in HCCC-MSAs;
                 Y =  Annual OCN savings in HCCC-MSAs; and
                 Z =  Average number of Members per month in HCCC-MSAs.


PMPM Savings for the Measuring Year shall be compared to the PMPM Savings in the Comparison Year (for example, 1996 PMPM Savings shall be compared to 1994 PMPM Savings); provided, however, that if HCCC-MSA differ between the two years, the X, Y, and Z figures for each Measuring Year or Comparison Year shall be derived from only those HCCC-MSAs which are common to both years.

C. SAVINGS BONUS. Subtract the PMPM Savings in the Comparison Year from the PMPM Savings in the Measuring Year. Any resulting positive number represents the Savings Increase. Multiply the Savings Increase, if any, by the total number of Members in the Measuring Year's HCCC-MSAs to arrive at Total Savings. Then, calculate the percentage of Members as calculated in Appendix I, Schedule of Fees, footnote 2. Apply that percentage to the table below to arrive at the corresponding Savings Bonus Factor.




Percentage of GEHA                                   Savings Bonus
Members in HCCC Networks                                 Factor
------------------------                                 ------
96 -  100                                                  0.5%
91 -   95                                                    1%
86 -   89                                                  1.5%
81 -   85                                                    2%
76 -   80                                                    3%
71 -   75                                                    4%
66 -   70                                                    5%
61 -   65                                                    6%
56 -   60                                                    7%
51 -   55                                                    8%
 Below 50                                                    10%




Multiply the Savings Bonus Factor by the Total Savings to arrive at the Savings Bonus.

--------------------

(1) Hospital and OCN savings are the difference between Contract Providers' billed charges and the Contract Rates.






                                    III-2

III. PERFORMANCE STANDARDS


A. PROCESSING TIMES AND ERROR RATES. HCCC will provide GEHA a monthly written report of processing times relating to the repricing and adjustment of hospital Contract Provider claims. The report will also include a repricing error analysis in a mutually agreeable form.

      The following performance standards and liquidated damages shall apply:

      1. Ninety percent (90%) of accurate and complete hospital Contract Provider claims and adjustments will be priced and mailed within five
           (5) business days of receipt by HCCC. This standard is applicable only to a maximum volume of 20,000 repriced claims per month. For the remaining ten percent (10%) of such claims, HCCC will use its best efforts to price and mail such claims within eight (8) business days of receipt.

      For each one percent (1%) below the ninety percent (90%) performance standard, HCCC will apply a credit of $10,000 against the subsequent month's AMN fee, up to a maximum of one quarter of two percent (1/4 of 2%) of that month's AMN fee.

      2. HCCC shall not exceed a five percent (5%) error rate for claims for which a repricing or adjustment error by HCCC could have a negative financial impact on GEHA. For the purpose of this paragraph, an error with a negative financial impact shall mean any error which requires a pricing adjustment following delivery to GEHA.

      For each one percent (1%) above the five percent (5%) performance standard, HCCC will apply a credit of $10,000 against the subsequent month's AMN fee, up to a maximum of one quarter of two percent (1/4 of 2%) of that month's AMN fee.

B. NETWORK SERVICE ISSUES. HCCC will provide GEHA a monthly report of the preceding calendar month's activity for Network Service Issues as defined below.

      1. Subject to Section 6.1 of the main body of the Agreement and
         Section 5.2 of Supplement A, the following standards and liquidated damages shall apply:

         Ninety percent (90%) of all Network Service Issues ("Issue(s)") will be resolved within ten (10) to thirty (30) business days from the date of receipt of the Issue by HCCC as set forth by categories below. This standard applies only to months with an average of no more than seventy-five (75) Issues per week. Network Service Issues mean:







                                    III-3

A. ISSUES THAT CAN BE RESOLVED IN 10 BUSINESS DAYS AT THE 90% LEVEL:



              ISSUE                               RESOLUTION
              -----                               ----------
Contract Status                         Status determined as follows:  if
OCN/Hospital provider -                 contracted, give effective date; if
                                        terminated, give term date; if non
                                        contracted, so state.



Ancillary OCN/Hospital -                Identify surgicenters, labs, others as
(FTIN match, no name match)             contracted, non contracted, or non
                                        contracted but contract rates apply to
                                        provider.



Provider Name research/change           Complete database change form within 4
required -                              days of receipt of issue.  Issues
                                        received prior to 15th of month will
                                        appear as corrected in Infoline by 1st
                                        of following month.



Provider Address research/change        Complete database change form within 4
required-                               days of receipt of issue.  Issues
                                        received prior to 15th of month will
                                        appear as corrected in Infoline by 1st
                                        of following month.



Provider Phone research/change          Complete database change form within 4
required -                              days of receipt of issue.  Issues
                                        received prior to 15th of month will
                                        appear as corrected in Infoline by 1st
                                        of following month.



Provider Tax Identification #           Complete database change form within 4
research/change required -              days of receipt of issue.  Issues
                                        received prior to 15th of month will be
                                        loaded into database for inclusion on
                                        next payor tape cycle (production and
                                        distribution requires 45 days).



Network provider education regarding    Record of call placed by Provider
participation requirements or to        Relations to begin education process,
resolve member concern -                issuance of instruction or clarifying
                                        letter to provider.




Correct Directory/Infoline              Complete database change form within 4
Information -                           days of receipt of issue.  Issues
                                        received prior to 15th of month will
                                        appear as corrected in Infoline by 1st
                                        of following month.



Provider No Longer in Practice -        Complete database change form within 4
                                        days of receipt of issue.  Issues
                                        received prior to 15th of month will
                                        appear as corrected in Infoline by 1st
                                        of following month.








                                    III-4

B. ISSUES THAT CAN BE RESOLVED IN 15 BUSINESS DAYS AT THE 90% LEVEL:


Hospital and OCN Provider               Provider agrees to comply with terms of
Contract Disputes -                     the contract.  Where agreement is not
                                        reached, HCCC (with concurrence from
                                        GEHA) will notify provider that GEHA
                                        will no longer be payor for that
                                        provider under the AMN contract.  GEHA
                                        to manually remove OCN provider
                                        contract status.(1)


Provider Balance Billing -              Provider agrees to refrain from balance
                                        billing, signs and returns agreement to
                                        provider relations.  Where agreement is
                                        not reached, HCCC (with concurrence
                                        from GEHA) will notify provider that
                                        GEHA will no longer be a payor for that
                                        provider under the AMN contract.  GEHA
                                        to manually remove OCN provider
                                        contract status.(1)


Provider Inappropriately                Provider agrees to refrain from
Collecting Fees (prior to rendering     charging fees (copayments and unmet
service without proper/clear benefit    deductibles, and coinsurance where
plan information) -                     provider has received information
                                        upfront from GEHA are excluded).  Where
                                        agreement is not reached, HCCC (with
                                        concurrence from GEHA) will notify
                                        provider that GEHA will no longer be a
                                        payor for that provider under the AMN
                                        contract.  GEHA to manually remove OCN
                                        provider contract status.(1)


OCN provider refuses to                 Provider agrees to comply with terms of
recognize COB the payment               contract.  Where agreement is not
requirements -                          reached, HCCC (with concurrence from
                                        GEHA) will notify provider that GEHA
                                        will no longer be a payor for that
                                        provider under the AMN contract.  GEHA
                                        to manually remove OCN provider
                                        contract status.(1)


___________________

(1) Written request to GEHA for concurrence in provider termination to be forwarded prior to the end of the 15 day period. Provider terminated within 2 days of affirmative response by GEHA. If no affirmative response from GEHA, HCCC will continue to work the issue until resolved or agreement on termination received from GEHA.









                                    III-5

C. ISSUES THAT CAN BE RESOLVED IN 30 BUSINESS DAYS AT THE 90% LEVEL:

Hospital provider refuses to            Provider agrees to comply with terms of
recognize COB the payment               contract.  Where agreement is not
requirements -                          reached, HCCC (with concurrence from
                                        GEHA) will notify provider that GEHA
                                        will no longer be a payor for that
                                        provider under the AMN contract.  GEHA
                                        to manually remove OCN provider
                                        contract status.(1)


2. Any Issue resubmitted to HCCC by GEHA will be considered a new Issue, unless it is resubmitted within five (5) business days following receipt by GEHA after resolution by HCCC.

3. For each one percent (1%) below the ninety percent (90%) performance standard, HCCC will apply a credit of $10,000 against the subsequent month's AMN fee, up to a maximum of one quarter of two percent (1/4 of 2%) of that month's AMN fee.

4. For the remaining ten percent (10%) of the Issues, HCC will use its best efforts to resolve the Issues in forty-five (45) business days.

C. UNCOLLECTED OVERPAYMENTS. It is assumed that GEHA's proper use of the AMN Services will result in uncollected AMN overpayments to Contract Providers of no more than 1% of the Contract Providers total charges after reduction to Contract Rates ("Total AMN Charges").

For uncollected overpayments to Contract Providers which are outstanding at least ninety (90) days after GEHA's notice to HCCC of such overpayments and which are in excess of one percent (1%) of total AMN charges (the Base), HCCC will apply a credit of $10,000 against the subsequent month's AMN fee, for each one percent (1%) that is in excess of the Base up to a total of one quarter of two percent (1/4 of 2%) of that month's AMN fee.

D. MAXIMUM LIQUIDATED DAMAGES. The total assessed liquidated damages shall not exceed 2% of the total AMN payment to HCCC.


IV.  NONEXCLUSIVITY OF RIGHTS

The bonuses, incentives and liquidated damages provided for in this Appendix III are not exclusive. The parties are entitled to recover and/or receive all other amounts due under this Agreement. The parties are also entitled to any and all legal and equitable remedies which may be available.








                                    III-6